Exhibit 99.2

Index To NutraCea’s Pro Forma Condensed Combined

Consolidated Financial Statements

Description	Page

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheets
At September 30, 2005	3

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the
Nine Months Ended September 30, 2005	5

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the
Year Ended December 31, 2004	6

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements for the
Periods Ended December 31, 2004 and September 30, 2005	7

NUTRACEA’S UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

On October 4, 2005, NutraCea, a California corporation (“NutraCea”), through its wholly-owned subsidiary, Red Acquisition Corporation, a Delaware corporation (“Merger Sub”), consummated its acquisition of The RiceX Company, a Delaware corporation (“RiceX”), pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated April 4, 2005, by and among NutraCea, Merger Sub and RiceX (the “Merger Agreement”). At the effective time of the merger, Merger Sub merged with and into RiceX, with RiceX surviving the merger as a wholly-owned subsidiary of NutraCea. Pursuant to the Merger Agreement and as a result of the merger, each share of RiceX common stock outstanding immediately prior to the effective time of the merger was converted into the right to receive approximately 0.76799 shares of NutraCea common stock. This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference. The basic terms of the Merger Agreement, the method used for determining the amount of consideration paid by NutraCea and the relationships between NutraCea and RiceX and their respective directors and executive officers were described in that certain Definitive Joint Proxy Statement, dated September 6, 2005, and filed with the Securities and Exchange Commission on August 30, 2005, which is incorporated herein by reference.

The following Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, and the accompanying notes thereto (“Pro Forma Financial Statements”), describe the pro forma effect of NutraCea’s acquisition of RiceX on:

•	NutraCea’s Balance Sheets at September 30, 2005;
•	NutraCea’s Statements of Operations for the Nine Months Ended September 30, 2005; and
•	NutraCea’s Statements of Operations for the Year Ended December 31, 2004.

The Pro Forma Balance Sheets give effect to the acquisition of RiceX as if it had occurred on September 30, 2005, and the Pro Forma Statements of Operations give effect to the acquisition of RiceX as if it had occurred on January 1, 2004. The Pro Forma Financial Statements should be read in conjunction with and are qualified by the historical financial statements and notes thereto of NutraCea and RiceX.

NutraCea has prepared these Pro Forma Financial Statements using the purchase method of accounting for business combinations, which prescribes that assets acquired and liabilities assumed by NutraCea are recorded at estimated fair values. Because the Pro Forma Financial Statements are based upon RiceX’s financial condition and operating results during periods when RiceX was not under the control, influence, or management of NutraCea, the information presented may not be indicative of the results that would have actually occurred had the merger been completed as of January 1, 2004, nor are they indicative of future financial or operating results of NutraCea. NutraCea expects to benefit from increased operating efficiencies as a result of the acquisition of RiceX. The Pro Forma Financial Statements do not give effect to any synergies that may occur due to the integration of RiceX with NutraCea.

The Pro Forma Financial Statements are based on estimates and assumptions which are preliminary. This information is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of NutraCea that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of NutraCea.

NUTRACEA

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED BALANCE SHEETS

At September 30, 2005

	HISTORICAL (Unaudited)		PRO FORMA (Unaudited)
	RiceX	NutraCea	Adjustment		Combined
ASSETS
Current Assets
Cash and equivalents	$546,148	$389,034	$7,850,000	(h)	$4,515,118
Fees paid (7%) associated with financing transaction	--	--	(549,500)	(h)
Investment advisor legal fees paid	--	--	(25,000)	(h)
NutraCea legal fees for the merger and financing
transaction	--	--	(448,521)	(h)
Payment for 12/4/04 private placement secured
promissory note	--	--	(2,400,000)	(h)
Accrued interest paid on private placement secured
promissory note	--	--	(137,043)	(h)
Other RiceX employee compensation	--	--	(260,000)	(e)
Other NutraCea employee compensation	--	--	(450,000)	(f)
Marketable securities	--	170,977	--		170,977
Trade receivables	407,618	87,801	(7,342)	(a)	488,077
Inventory	398,038	391,740	--		789,778
Deposits and other current assets	44,043	410,808	--		454,851

Total Current Assets	1,395,847	1,450,360	3,572,594		6,418,801

Restricted marketable securities	--	170,977	--		170,977
Property and equipment, net	475,026	108,806	5,600,000	(b)	5,569,943
Depreciation	--	--	(613,889)	(d)
Patents and trademarks, net	--	354,600	2,000,000	(b)	2,204,600
Amortization	--	--	(150,000)	(d)
Other assets, net	2,886	--	--		2,886
Goodwill and other intangibles, net	--	250,001	30,247,991	(b)	30,497,992

Total Assets	$1,873,759	$2,334,744	$40,656,695		$44,865,198

LIABILITIES AND SHAREHOLDER EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$560,076	$882,684	$(7,342)	(a)	$986,897
NutraCea legal fees for the merger and financing
transaction	--	--	(448,521)	(h)
Accrued expenses	205,800	296,797	(137,043)	(h)	365,554
Deferred revenue	5,461	--	--		5,461
Due to related party	--	2,010	--		2,010
Current portion of long-term debt	5,433	2,221,684	(2,221,684)	(h)	5,433
Convertible, mandatorily redeemable series A preferred
stock, no par value, $1 stated value, 20,000,000 shares
authorized, 0 shares issued and outstanding	--	20,473	(20,473)	(g)	--

Total Current Liabilities	776,770	3,423,648	(2,835,063)		1,365,355

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED BALANCE SHEETS

At September 30, 2005

(--Cont.)

	HISTORICAL (Unaudited)		PRO FORMA (Unaudited)
	RiceX	NutraCea	Adjustment		Combined
LIABILITIES AND SHAREHOLDER EQUITY (DEFICIT) (--cont.)
Long-term Liabilities

Long-term debt, net of current portion	11,059	--	--		11,059

Total Liabilities	787,829	3,423,648	(2,835,063)		1,376,414

Shareholder Equity (deficit)
Series B convertible preferred stock, no par value,
25,000 shares authorized, 7,850 shares issued and
outstanding	--	--	7,850,000	(h)	6,389,429

Offering fees, 7%, associated with financing transaction	--	--	(549,500)	(h)
Valuation of 1,099,000 warrant shares issued with offering	--	--	(911,071)	(h)
Common stock, additional paid in capital	31,945,230	49,608,419	(31,945,230)	(b)	89,453,410
Aggregate value of NutraCea common stock consideration	--	--	29,120,393	(b1)
Estimated value of the RiceX warrants and options assumed	--	--	9,813,528	(b1)
Valuation of 1,099,000 warrant shares issued with offering	--	--	911,071	(h)
Investment advisor legal fees with the financing transaction	--	--	(25,000)	(h)	(25,000)
NutraCea legal fees for the merger and financing transaction	--	--	(448,521)	(h)	(448,521)
Deferred compensation	--	(20,239)			(20,239)
Accumulated deficit	(30,859,300)	(48,639,037)	30,859,300	(b)	(49,822,248)
NutraCea legal fees for the merger and financing transaction	--	--	448,521	(h)
Other RiceX compensation	--	--	(260,000)	(e)
Other NutraCea compensation	--	--	(450,000)	(f)
Depreciation	--	--	(613,889)	(d)
Amortization	--	--	(150,000)	(d)
Discount on promissory note	--	--	(178,316)	(h)
	--	--	20,473	(g)
Accumulated other comprehensive income, unrealized loss
on marketable securities	--	(2,038,046)	--		(2,038,046)
Total Shareholder Equity (Deficit)	1,085,930	(1,088,904)	43,491,758		43,488,784

Total Liabilities and Shareholder Equity (Deficit)	$1,873,759	$2,334,744	$40,656,695		$44,865,198

-- See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements --

NUTRACEA

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2005

	HISTORICAL		PRO FORMA

INCOME STATEMENT	RiceX	NutraCea	Adjustment		Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Revenues
Net product sales	$2,767,255	$1,060,271	$(179,923)	(c)	$3,647,603
Royalties	13,324	--	--		13,324

Total Revenues	2,780,579	1,060,271	(179,923)		3,660,927

COGS	1,123,812	704,569	(179,923)	(c)	1,648,458
Depreciation	--	--	613,889	(d)	613,889

Gross Profit	1,656,767	355,702	(613,889)		1,398,580

Operating expense	5,369,087	3,457,937	--		8,827,024
Amortization	--	--	150,000	(d)	150,000
Other RiceX employee compensation	--	--	260,000	(e)	260,000
Other NutraCea employee compensation	--	--	450,000	(f)	450,000
Merger legal expenses capitalized	--	--	(448,521)	(h)	(448,521)

Loss From Operations	(3,712,320)	(3,102,235)	(1,025,368)		(7,839,923)

Customer deposit forfeiture	--	100,000	--		100,000
Interest income	9,314	6,036	--		15,350
Interest expense	(195)	(715,046)	178,316	(h)	(536,925)
Provision for income tax	(2,226)	--	--		(2,226)
Total other income (expense)	6,893	(609,010)	178,316		(423,801)

Net Income (Loss)	$(3,705,427)	$(3,711,245)	$(847,052)		$(8,263,724)

Cumulative Preferred Dividends	--	--	--		--

Net Loss Available to Common Shareholders	(3,705,427)	(3,711,245)	(847,052)		(8,263,724)

Basic and Diluted Loss Available to
Common Shareholders Per Share	$(0.10)	$(0.10)	--		$(0.13)

Basic and Diluted Weighted-Average
Shares Outstanding	36,721,625	36,756,797	(8,541,048)	(b1)	64,937,374

-- See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements --

NUTRACEA

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2004

	HISTORICAL		PRO FORMA

INCOME STATEMENT	RiceX	NutraCea	Adjustment		Combined
			(Unaudited)		(Unaudited)

Revenues
Net product sales	$4,010,186	$1,009,729	$(405,000)	(c)	$4,614,915
Royalties	--	--	--		--
Licensing fees	--	214,500	--		214,500

Total Revenues	4,010,186	1,224,229	(405,000)		4,829,415

COGS	1,655,940	600,129	(405,000)	(c)	1,851,069
Depreciation	--	--	818,519	(d)	818,519

Gross Profit	2,354,246	624,100	(818,519)		2,159,827

Operating expense	3,268,220	24,175,462	--		27,443,682
Amortization	--	--	200,000	(d)	200,000
Other RiceX employee compensation	--	--	260,000	(e)	260,000
Other NutraCea employee compensation	--	--	450,000	(f)	450,000
Merger legal expenses capitalized	--	--	(448,521)	(h)	(448,521)

Loss From Operations	(913,974)	(23,551,362)	(1,279,998)		(25,745,334)

Customer deposit forfeiture	--	--	--		--
Interest income	33,070	4,497	--		37,567
Interest expense	--	(27,602)	178,316	(h)	150,714
Provision for income tax	1,650	--	--		1,650
Total other income (expense)	31,420	(23,105)	178,316		186,631

Net Income (Loss)	$(882,554)	$(23,574,467)	$(1,101,682)		$(25,558,703)

Cumulative Preferred Dividends	--	8,373	--		8,373

Net Loss Available to Common Shareholders	(882,554)	(23,582,840)	(1,101,682)		(25,567,076)

Basic and Diluted Loss Available to
Common Shareholders Per Share	$(0.02)	$(1.18)	--		$(0.53)

Basic and Diluted Weighted-Average
Shares Outstanding	37,061,242	19,905,965	(8,541,048)	(b1)	48,426,159

-- See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements –

NUTRACEA

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

For the Periods Ended December 31, 2004 and September 30, 2005

1.	Basis of Presentation.

The accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of NutraCea and RiceX’s operations. In addition, actual results may be different from the projections set forth in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements. For more information on estimated cost savings and revenue synergies, see “The Merger—NutraCea’s Reasons for the Merger” and “The Merger—RiceX’s Reasons for the Merger” in the definitive Joint Merger Proxy Statement of NutraCea filed with the Securities and Exchange Commission on August 30, 2005.

As of the date of this document, NutraCea has not obtained, and does not presently intend to obtain, a third-party appraisal for the purchase price allocation, however, it has estimated the fair value of the assets acquired and allocated the purchase price accordingly. If an actual third-party appraisal is obtained by NutraCea in the future, the appraisal may contain allocations that are materially different than those presented in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements. In addition, these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements have not been adjusted, as may be necessary, to conform the RiceX data to NutraCea’s accounting policies.

2.	Pro Forma Adjustments.

(a)         The Pro Forma Condensed Combined Consolidated Balance Sheet is derived from the unaudited balance sheet of RiceX as of September 30, 2005 and has been adjusted to record eliminating adjustments from transactions between RiceX and NutraCea. For purposes of the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet, eliminating adjustments consist of trade receivables and trade payables between RiceX and NutraCea for product sales and purchases, as well as for sublease amounts.

(b)        This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to “Goodwill and other intangibles, net” as follows:

	Common Stock	Additional Capital	Total

Value of NutraCea common stock issued to RiceX shareholders:	$--	$38,933,921	$38,933,921

Estimate of fair value of identifiable net assets acquired:

RiceX equity			1,085,930
Estimate of fair value adjustment of property, plant and equipment			5,600,000
Estimate of fair value adjustment of RiceX intellectual property			2,000,000
Estimate of fair value of identifiable net assets acquired			8,685,930
Goodwill and other intangibles, net			$30,247,991

(b1)       The purchase price allocation included within these Unaudited Pro Forma Condensed combined Financial Statements is based upon a purchase price of $38,933,921, calculated as follows:

RiceX shares outstanding at October 4, 2005	36,813,274
Merger exchange ratio	0.76799
NutraCea shares reserved for issuance to RiceX shareholders	28,272,226
Net change in total combined common shares outstanding	(8,541,048)
Price per share (NutraCea closing price as of October 4, 2005)	$1.03
Aggregate value of NutraCea common stock consideration	29,120,393
Value attributed to par, no par	--
Balance to capital in excess of par value	29,120,393
Estimated value of the RiceX warrants and options assumed**	9,813,528
Total estimated consideration	$38,933,921

** The purchase price allocation discussed herein accounts for the assumption by NutraCea of the outstanding RiceX options and warrants to purchase up to 15,378,465 shares of RiceX common stock that are “in-the-money” (i.e. exercisable at $1.03 per share or less), which, based on the conversion ratio of 0.76799 per share of RiceX common stock (and assuming employees will exercise the “net exercise” provision), would result in the issuance by NutraCea of options and warrants to purchase up to 11,733,708 additional shares of NutraCea common stock. The possible issuance of an additional 11,733,708 shares of NutraCea common stock would be distributed among third party warrant and option holders (warrants to purchase 3,762,740 shares of NutraCea common stock) and RiceX current employees and directors (options to purchase 7,970,968 shares of NutraCea common stock). Using the Black-Scholes option-pricing model, the estimated fair value of the aggregate warrants and options underlying the shares would be $9,813,528, or $0.84 per share.

(c)        The Pro Forma Condensed Combined Consolidated Statements of Operations are derived from the audited Statements of RiceX for the period ended December 31, 2004 and the unaudited Statements of RiceX for the period ended September 30, 2005, and has been adjusted to record eliminating adjustments from transactions between RiceX and NutraCea. For purposes of the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations, eliminating adjustments consist of product sales and cost of goods sold between RiceX and NutraCea.

(d)        This entry reflects the estimate and additional depreciation expense associated with the estimate of fair value of property, plant and equipment. NutraCea has estimated the fair value of property, plant and equipment for presentation of the purchase price allocation. If NutraCea obtains a third-party appraisal of the purchase price allocation, the appraisal may contain allocations that are materially different than those presented in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

(d)(i)	Estimate of fair value of property, plant and equipment:
			Depreciation
		Life / Yr.	Yearly	Nine Months
Property, Plant & Equipment	$5,600,000	3-10	$818,519	$613,889

(d)(ii)    Estimate of fair value adjustment of RiceX intellectual property (patents, trademarks, and trade secrets):

			Amortization
		Life / Yr.	Yearly	Nine Months
Intellectual Property	$2,000,000	10	$200,000	$150,000

(e)         The Unaudited Pro Forma Condensed Financial Statements have been adjusted for compensation to RiceX employees in accordance with the Merger Agreement as follows: (i) retention bonuses for three RiceX executives (at $50,000 each) totaling $150,000; and (ii) accrued vacation payout to RiceX employees in the aggregate amount of $110,000.

(f)         The Unaudited Pro Forma Condensed Combined Financial Statements have been adjusted for compensation to NutraCea as follows: (i) in accordance with an employment agreement, a merger success bonus for a NutraCea executive for $250,000 was awarded following the closing of the merger; and (ii) a corporate discretionary merger success bonus was awarded to two NutraCea executives totaling $200,000 (at $50,000 and $150,000, respectively).

(g)        The Unaudited Pro Forma Condensed Combined Financial Statements have been adjusted to eliminate a cash dividend of $20,473 owed by NutraCea to RiceX by virtue of RiceX’s prior ownership of certain shares of NutraCea Series A Convertible Preferred Stock.

(h)        These entries reflect NutraCea satisfying its closing requirement of debt retirement and the infusion of an additional $2.5 million in cash through a private placement of its securities. On September 28, 2005, NutraCea entered into a Securities Purchase Agreement and a Registrations Rights Agreement in connection with a private placement of its securities to certain investors for aggregate gross proceeds of approximately $7.85 million (approximately $7.3 million after estimated offering expenses). Upon the closing of the transaction on October 4, 2005, the investors purchased an aggregate of 7,850 shares of Series B Convertible Preferred Stock at a price of $1,000 per share pursuant to the Purchase Agreement. The preferred shares can be converted to shares of common stock at a conversion rate of 2,000 shares of common stock for each preferred share issued in the transaction. Additionally, pursuant to the Purchase Agreement, the investors were issued warrants to purchase an aggregate of 7,850,000 shares of common stock at an exercise price of $0.70 per share. The warrants have a term of five years and are immediately exercisable. An advisor for the financing received a customary fee based on aggregate gross proceeds received from the investors and a warrant to purchase 1,099,000 shares of common stock at an exercise price per share of $0.50 per share.

Total NutraCea merger financing transaction and use of funds:	Series B Preferred Stock	Additional Capital	Total
Sale of series B convertible preferred stock, 7,850 shares at $1,000 per
share	$7,850,000	--	$7,850,000
Offering fees (7%) associated with financing transaction	(549,500)	--	(549,500)
Valuation of 1,099,000 warrant shares issued in conjunction with
offering (non-cash transaction)	(911,071)	--	(911,071)
Investment advisor legal fees associated with the financing transaction	(25,000)	--	(25,000)
NutraCea legal fees associated with the merger and financing transaction	$(448,521)	--	(448,521)
Total financing, net			5,915,908
Retire debt in connection with December 22, 2004 private placement of
secured promissory note			(2,400,000)
Discount on promissory note			178,316
Interest expense non-cash			(178,316)
Accrued interest on private placement secured promissory note			(137,043)
Total debt and accrued interest retired			$(2,537,043)

3.	Federal Income Tax Consequences of Merger.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.